Exhibit 10.37

CONTRATO DE TRABALHO	EMPLOYMENT AGREEMENT
Pelo presente Contrato de Trabalho, doravante denominado “Contrato”,	By this Employment Agreement, hereinafter referred to as “Agreement”,
NEXTEL TELECOMUNICAÇÕES LTDA., sociedade com sede na Avenida das Nações Unidas, 14.171, 27° andar, na cidade de São Paulo, Estado de São Paulo, inscrita no Cadastro Nacional da Pessoa Jurídica do Ministério da Fazenda (“CNPJ/MF”) nº 66.970.229/0001-67, doravante denominado simplesmente “Empresa”; e FRANCISCO TOSTA VALIM FILHO, inscrito no CPF/MF nº 335.827.150-53 e portador da Cédula de Identidade RG n° 100.685.527-2-SSP/RS, residente e domiciliado na Av. Giovanni Gronchi, 4864, 8, Morumbi, na cidade de São Paolo, Estado de São Paulo, doravante denominado simplesmente “Empregado”; cada uma das partes também denominada individualmente “Parte”, e conjuntamente “Partes”; em consideração ao que fora mutuamente ajustado e acordado, as Partes concordam com o disposto a seguir:

NEXTEL TELECOMUNICAÇÕES LTDA., a company with head offices at Avenida das Nações Unidas, 14,171, 27th floor, in the city of São Paulo, State of São Paulo, enrolled with Brazilian Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) No. 66.970.229/0001-67 , hereinafter referred to as “Company”; and FRANCISCO TOSTA VALIM FILHO, enrolled with the CPF/MF No. 335.827.150-53, bearer of Identity Card No. 100.685.527-2-SSP/RS, resident and domiciled at Av. Giovanni Gronchi, 4864, 8, Morumbi, in the city of São Paolo, State of São Paolo, hereinafter referred to as “Employee”; each and any of these parties also individually referred to as “Party”, and collectively referred to as “Parties”, now, then, in consideration of the mutual covenants and promises set forth herein, the Parties hereto agree as follows:

1. SERVIÇOS E PERÍODO DE EXPERIÊNCIA	1. Services AND PROBATION PERIOD
1.1 O Empregado deverá prestar serviços à Empresa no cargo de Presidente e Representante Legal na função de Administrador indicado nos respectivos aditamentos dos contratos sociais da Empresa e suas subsidiárias e o estatuto social da sua empresa controladora (Nextel SA).

1.1 The Employee undertakes to render services to Company in the position of President and Legal Representative in the role of Administrator appointed in the relevant amendments to the articles of incorporation of the Company and its subsidiaries and the bylaws of its controlling company (Nextel SA).

1.2 Os serviços serão prestados na sede da Empresa ou em quaisquer outros locais em que a Empresa tenha interesses negociais. A Empresa poderá transferir o Empregado para qualquer localidade dentro do Brasil, a título temporário ou permanente. Sempre que necessário, o Empregado realizará viagens a serviço da Empresa, cujas despesas lhe serão reembolsadas, mediante apresentação dos comprovantes.

1.2 The services shall be rendered at the Company’s headquarters or at any other place where the Company may carry on business. The Company is allowed to transfer the Employee to any other location within Brazil, temporarily or definitively. Whenever necessary, Employee shall travel as instructed by the Company with expenses being reimbursed, upon the presentation of receipts.

1.3 O Empregado terá poderes de administração da Empresa e atuará nos termos do artigo 1.011 do Código Civil Brasileiro e prestará contas dos seus atos aos sócios da Empresa e seus representantes. Sempre que solicitado, o Empregado deverá prestar contas e informações a Steven Shindler, Chief Executive Officer de NII Holdings, Inc. (“NII”) ou seu sucessor.

1.3 The Employee shall have the powers to manage the Company’s business which he shall exercise in accordance with Article 1,011, Brazilian Civil Code, and he shall report and account to the Company’s shareholders and its representatives. Whenever required, the Employee shall report and account to Steven Shindler, Chief Executive Officer of NII Holdings, Inc. (“NII”) or his successor.

2. Jornada de Trabalho	2. WORKING HOURS
Em razão da sua posição e poderes de gestão, o Empregado não estará sujeito a uma jornada de trabalho fixa, nem tampouco fará jus ao recebimento de adicional por horas extras, uma vez que exerce cargo de confiança, nos termos do artigo 62, inciso II, da Consolidação das Leis do Trabalho.

In view of his position and his management powers, the Employee will not be subject to a fixed work shift neither will he be entitled to receive any additional payment for overtime work, as he renders services on a bona fide basis, according to Article 62, subsection II, of the Brazilian Labor Law.

3. REMUNERAÇÃO	3. COMPENSATION
Na vigência deste Contrato, a Empresa pagará ao Empregado o salário fixo mensal bruto de R$184.615,38 (cento e oitenta e quatro mil e seiscentos e quinze reais e trinta e oito centavos).
During the term of this Agreement, the Company shall pay the Employee the fixed monthly gross salary of R$184,615.38 (one hundred eighty four thousand, six hundred fifteen reais and thirty eight cents).

4. BÔNUS ANUAL	4. ANNUAL BONUS
O Empregado fará jus a um Bônus Anual de até R$4.800.000,00 (quatro milhões e oitocentos mil reais), composto da seguinte forma: (i) R$600.000,00 (seiscentos mil reais) pagos mediante submissão do plano de negócio da Empresa ao Conselho de Administração da NII; (ii) R$600.000,00 (seiscentos mil reais) pago mediante aceitação do plano de negócio da Empresa pelo Conselho de Administração da NII (o plano de negócio aceito, o “Plano”), que é parte integrante deste Contrato e; (iii) Pagamentos trimestrais de até R$1.200.000,00 (um milhão e duzentos mil reais), a partir do primeiro trimestre de 2016, devidos caso as metas mínimas especificadas para cada trimestre sejam atingidas. As Partes reconhecem e concordam que as métricas e metas específicas de desempenho do Empregado para cada trimestre serão definidas pelo Comitê de Remuneração do Conselho de Diretores da NII baseadas no Plano e o pagamento para cada trimestre está condicionado ao atingimento mínimo de todos os alvos das métricas de desempenho e sujeito à aprovação pelo Comitê de Remuneração do Conselho de Diretores da NII. Todos os valores aqui indicados são brutos.

The Employee will be entitled to an Annual Bonus up to R$4,800,000 (four million, eight hundred thousand reais), comprised as follows: (i) R$600,000 (six hundred thousand reais) paid upon submission of the Company’s business plan to the Board of Directors of NII; (ii) R$600,000 (six hundred thousand reais) paid upon acceptance of the Company’s business plan by the Board of Directors of NII (the accepted business plan, the “Plan”), which is an integral part of this Agreement; and (iii) quarterly payments of up to R$1,200,000 (one million, two hundred thousand reais) each fiscal quarter, starting with the first quarter of 2016, if specified minimum quarterly targets are achieved. The Parties acknowledge and agree that the Employee’s specific performance measures and targets for each quarter will be set by the Compensation Committee of the Board of Directors of NII based on the Plan, and the payment for each quarter is contingent on achieving minimum thresholds for all performance measures and subject to approval by the Compensation Committee of the Board of Directors of NII. All amounts herein are gross.

5. CONCESSÃO DE EQUITY	5. EQUITY GRANT
O Empregado receberá uma concessão de equity de longo prazo da NII equivalente a US$3.000,000 (três milhões de dólares), divididos igualmente entre restricted common stock e opção de compra de ações (common stock option) da NII, as quais serão concedidas sob condição suspensiva no segundo dia útil após a publicação das demonstrações financeiras da NII do terceiro trimestre de 2015 e serão plenamente adquiridas anualmente em partes iguais nos primeiros 3 (três) aniversários da data de concessão. O número de ações, opções e preço serão baseados no preço de fechamento da ação ordinária da NII na data de concessão. Os detalhes e condições de restricted stocks e stock options serão estabelecidos pela NII por meio do acordo de concessão de ações, os quais são expressamente definidos e aprovados pelo Conselho de Administração da NII (o “Restricted Stock Award Agreement” e “Nonqualified Stock Option Agreement”), e conforme o Plano de Remuneração de Incentivo da NII 2015 (o “2015 Incentive Compensation Plan”), cada um parte integrante deste Contrato.

The Employee will receive a long-term grant of equity of NII equal to US$3,000,000 (three million US dollars) split equally between restricted common stock of NII and options to purchase common stock of NII, which will be granted under condition on the second business day after the release of the third quarter 2015 financial statements for NII and which will vest in equal parts on the first three (3) anniversaries of the date of grant. The number of shares, options and strike price will be based on the closing price of NII’s common stock on the date of grant. The details and conditions for restricted stock and stock options will be established by NII through equity award agreements, expressly defined and approved by the Board of Directors of NII (the “Restricted Stock Award Agreement” and “Nonqualified Stock Option Agreement”), and pursuant to the NII 2015 Incentive Compensation Plan (the “2015 Incentive Compensation Plan”), each an integral part of this Agreement.

6. BENEFÍCIOS	6. BENEFITS

Durante a vigência deste Contrato, o Empregado terá direito aos benefícios garantidos por lei e aos seguintes:

(a) Assistência Médica Omint, nível executivo e com opção de livre escolha;
(b) Assistência Odontológica Odontoprev, com rede credenciada e opção de livre escolha;
(c) Seguro de vida em grupo com cobertura de 24 salários base em caso de morte natural e 48 salários base por morte acidental, até o limite de R$2.600.000,00 (dois milhões e seiscentos mil reais);
(d) Vale refeição ou alimentação no valor de R$26,65 (vinte e seis reais e sessenta e cinco centavos), por dia útil de cada mês;
(e) Plano de previdência privada com contribuição da Empresa no mesmo percentual da contribuição do participante, limitada a 10% do salário nominal;
(f) Carro da Empresa até o limite de R$400.000,00 (quatrocentos mil reais), consistindo em um veículo blindado, sendo que o fabricante e modelo específicos serão determinados pelos veículos disponíveis, com todas as despesas pagas pela Empresa;
(g) Estacionamento gratuito; e
(h) Telefone celular com despesas pagas pela Empresa e 3 (três) celulares adicionais para membros da família.

During the term of this Agreement, the Employee will be entitled to the statutory benefits and the following ones:

(a) Health Plan Omint, executive level and free choice option;
(b) Dental Plan Odontoprev, with credential net and free choice option;
(c) Group life insurance with coverage of 24 base salaries in case of natural death and 48 base salaries for accidental death, capped at R$2,600,000 (two million, six hundred thousand reais);
(d) Meal or food allowance in the amount of R$26.65 (twenty six reais and sixty five cents), per business day of each month;
(e) Private Pension Plan with the Company’s contribution at the same percentage as the participant’s contribution, capped at 10% of the base salary;
(f) Company vehicle in the maximum amount of R$400,000.00 (four hundred thousand reais), consisting of a bullet-proof vehicle, the specific make and model to be determined by the available vehicles, with all expenses borne by the Company;
(g) Free parking; and
(h) Cellphone with all expenses borne by the Company and 3 (three) additional phones for family members.

7. PROTEÇÃO ADICIONAL CONTRA RESCISÃO	7. ADDITIONAL SEVERANCE PROTECTION
7.1 O Empregado terá direito ao pagamento de uma Proteção Adicional contra Rescisão (a “Rescisão Adicional”) de até US$4.500.000,00 (quatro milhões e quinhentos mil dólares), nas seguintes hipóteses: (A) (1) caso haja uma mudança de controle acionário da Empresa ou da NII; ou (2) caso haja um negócio jurídico incluindo parceria, sociedade ou MVNO (“Mobile Virtual Network Operator”), resultando na participação societária, direta ou indireta, da NII, de menos de 50% na Empresa (o “Negócio”) e (B) o contrato de trabalho do Empregado com a Empresa for rescindido sem justa causa pela Empresa no período compreendido entre adata de assinatura do contrato definitivo do Negócio e 12 (doze) meses após a data do closing (fechamento) do Negócio (os dois eventos A e B em conjunto).

7.1 The Employee will be entitled to the payment of an Additional Severance Protection (the “Additional Severance”) up to US$4,500,000 (four million, five hundred thousand US dollars), in the following cases: (A) (1) should there be a change of control of the Company or NII, or (2) should there be a transaction, including a partnership or MVNO (Mobile Virtual Network Operator) resulting in NII directly or indirectly owning less than 50% of the outstanding equity interests of the Company (the “Transaction”) and (B) the employment relationship of the Employee with the Company is terminated for mere convenience by the Company from the time an agreement relating to a Transaction is entered into and 12 (twelve) months following the Transaction closing date (the two events, A and B cumulative).

7.2 As Partes ora reconhecem e concordam que (i) pedido de demissão e demissão por justa causa estão excluídas dessa Rescisão Adicional e não será devido qualquer pagamento a título de Rescisão Adicional; e (ii) a Rescisão Adicional somente será devida se exceder o valor obrigatório das verbas rescisórias no Brasil a serem pagas por ocasião da rescisão sem justa causa, sendo que o valor excedente à verbas rescisórias obrigatórias no Brasil deverá ser pago em dólares norte-americanos na conta corrente indicada pelo Empregado.

7.2 The Parties acknowledge and agree herein that (i) voluntary termination and termination for cause are excluded from the Additional Severance and will not result in payment of the Additional Severance; and (ii) the Severance Protection will be due and payable only to extent it exceeds the mandated amount of termination fees in Brazil paid by virtue of termination without cause, in which case the amount exceeding the mandated termination fees in Brazil shall be paid in U.S. dollars to an account of the Employee’s choice.

7.3 As Partes reconhecem e concordam ainda que caso a Rescisão Adicional seja paga, tal Rescisão Adicional representa uma contraprestação razoável e justa para a concordância do Empregado pelas previsões de não-concorrência e não-aliciamento conforme descritas na Seção 9 durante o período deste Contrato e pelo período de 1 (um) após a sua rescisão.

7.3 The Parties further acknowledge and agree that should the Additional Severance be paid, such Additional Severance represents reasonable and fair consideration for Employee’s agreements to non-competition and non-solicitation provisions as described in Section 9 during the term of this Agreement and for a period of 1 (one) year thereafter.

8. CONFIDENCIALIDADE	8. CONFIDENTIALITY
8.1 Durante o período deste Contrato e pelo período de 1 (um) ano após a sua rescisão, o Empregado se compromete a não utilizar, divulgar ou de qualquer outra forma revelar Informações Confidenciais a que venha a ter acesso no desenvolvimento de suas atividades.

8.1 During the term of this Agreement and for a period of 1 (one) year thereafter , the Employee shall not use, disclose or otherwise reveal Confidential Information of the Company to which she may have had access as a result of the performance of his activities.

8.2 Constituem Informações Confidenciais para os propósitos deste Contrato, incluindo, exemplificativamente, listas de empregados e remunerações, planos de aquisição, políticas de preços, métodos de trabalho e operações, estratégias comerciais, estratégias de negócios e mercado, planos de propaganda e marketing, segredos comerciais, industriais e de negócios, tecnologias, know-how, fórmulas, projetos, designs, modelos, desenhos, esboços, planos, patentes, técnicas de programação de computador, programas de computador, preços, listas de fornecedores e de clientes, desempenho, lucro, custos, vendas, relatórios financeiros, participações de mercado e operações especiais, ou qualquer outra informação confidencial relativa aos negócios e operações da Empresa ou de qualquer de suas afiliadas.

8.2 Confidential Information, for the purpose of this Agreement, includes, without limitation, employee and employee compensation lists, acquisition plans, pricing policies, working and operational methods, commercial strategies, businesses and market strategies, advertisement and marketing plans, commercial, industrial and business secrets, technologies, know-how, formulas, projects, designs, models, sketches, drafts, plans, patents, computer programming techniques, computer programs, prices, lists of suppliers and clients, performance, profits, costs, sales, financial reports, market share and special operations, or any other confidential information relating to the business and operations of the Company or of any its affiliates.

8.3 Caso o Empregado venha a ser obrigado por força de lei a divulgar quaisquer Informações Confidenciais, deverá imediatamente notificar a Empresa sobre o fato para que este possa, então, deliberar sobre as medidas que julgue necessárias a fim de: (i) evitar a divulgação das Informações Confidenciais; ou (ii) instruir o Empregado sobre o modo como as Informações Confidenciais devem ser divulgadas. O Empregado deverá tomar todas e quaisquer medidas necessárias para cooperar com a Empresa para manter confidenciais as Informações Confidenciais. As medidas a serem tomadas pelo Empregado incluem, exemplificativamente, o pedido às autoridades judiciais ou administrativas relevantes do tratamento confidencial das Informações Confidenciais.

8.3 In the event that the Employee is requested by virtue of law to disclose any Confidential Information, he must immediately notify the Company about the requested disclosure so that the Company can take any and all measures that its deems necessary to (i) avoid the disclosure of the Confidential Information; or (ii) instruct the Employee as to how the Confidential Information should be disclosed. The Employee must take any and all necessary action to cooperate with the Company to keep confidential the Confidential Information. The actions to be taken by the Employee include, but are not limited to, requesting to the relevant judicial or administrative authorities confidential treatment to the Confidential Information.

8.4 O Empregado deverá restituir, assim que solicitado pela Empresa ou no término do presente Contrato, todos e quaisquer materiais que contenham Informações Confidenciais.	8.4 The Employee must return, upon the request of the Company or the termination of this Agreement, any and all materials containing Confidential Information.
8.5 A violação da obrigação de confidencialidade implicará rescisão por justa causa deste Contrato, sem prejuízo das sanções penais decorrentes de procedimento criminal e sanções civis.	8.5 The breach of the confidentiality obligation will result in the termination with cause of the Agreement, regardless of criminal penalties arising from a criminal procedure and civil sanctions.
9. NÃO ALICIAMENTO	9. NON-SOLICITATION

9.1 Não-Aliciamento (a empregados e clientes). Durante o período deste Contrato e 1 (um) ano após a sua rescisão, (i) em caso de demissão sem justa causa do Empregado e (ii) caso não haja um Negócio, o Empregado está proibido de: (a) direta ou indiretamente, incentivar um ou mais dos empregados da Empresa a deixar a Empresa e aceitar um emprego em negócios concorrentes com a Empresa; ou (b) direta ou indiretamente, incentivar ou ajudar qualquer outra pessoa no sentido de incentivar qualquer conselheiro, diretor, empregado, agente, consultor, contratante independente, ou qualquer outra pessoa afiliada com a Empresa de rescindir ou alterar a sua relação com a Empresa; ou (c) direta ou indiretamente, incentivar um ou mais dos clientes da Empresa para, no todo ou em parte, deixar a Empresa ou transferir o seu negócio para uma empresa com negócios concorrentes com os da Empresa.

9.1 Non-Solicitation (of employees and clients). During the term of this Agreement and for a period of 1 (one) year thereafter if (i) the Employee is terminated for mere convenience and (ii) there has been no Transaction, the Employee may not: (a) directly or indirectly, encourage one or more of the Company’s employees to leave the Company and take employment with a business in competition with the Company; or (b) directly or indirectly, encourage or assist any other person in encouraging any director, officer, employee, agent, consultant, independent contractor, or any other person affiliated with the Company to terminate or alter his/her or its relationship with the Company; or (c) directly or indirectly, encourage one or more of the Company’s customers to, in whole or partly, leave the Company or transfer their business to a business in competition with the Company.

10. INVENÇÕES E CRIAÇÕES	10. INVENTIONS AND CREATIONS
10.1 Todas e quaisquer invenções, descobertas, melhorias, ideias, conceitos, criações ou quaisquer direitos suscetíveis ou não a registro perante órgãos de Propriedade Industrial ou Intelectual no Brasil ou no exterior que o Empregado tenha criado ou realizado, a qualquer tempo, relacionadas a quaisquer atividades executadas por ele em nome da Empresa (“Criações”) serão de total e exclusiva propriedade da Empresa.

10.1 All and any inventions, discoveries, improvements, ideas, concepts, creations or any rights susceptible or not of registration before Intellectual or Industrial Property Authorities in Brazil or abroad created or performed by the Employee, at any time, related to any activities rendered by him on behalf of the Company (“Creations”) are owned entirely and exclusively by the Company.

10.2 O Empregado deverá transferir à Empresa todos os direitos de propriedade dessas Criações, incluindo direito de autor e de patente, não sendo devida qualquer remuneração adicional em razão da transferência. O Empregado ainda deve celebrar e assinar todos e quaisquer instrumentos que a Empresa julgar necessários para permitir o pedido, a consecução e obtenção de direitos autorais, patentes e outros direitos de propriedade, ou para transferir para a Empresa todos os direitos, títulos ou interesses em tais Criações ou trabalhos passíveis de proteção autoral.

10.2 The Employee shall transfer to the Company all rights of property of such Creations, including author and patent rights, not being due any additional remuneration as a consequence of such transfer. The Employee shall also execute all and any documents that the Company considers necessary to allow the request, the achievement and obtaining of author, patent and other property rights, or to transfer to the Company all rights, certificates or interests in such Creations or works likely to have author protection.

11. POLÍTICAS INTERNAS E REGULAMENTOS	11. INTERNAL POLICIES AND REGULATIONS
O Empregado se compromete a cumprir com as políticas internas e regulamentos da Empresa e das empresas do grupo, incluindo, mas não se limitando ao Código de Conduta e Ética da Empresa e da NII e às políticas de Anti-Corrupção e FCPA , as quais são aceitas como parte integrante deste Contrato.

The Employee undertakes to comply with the Company’s and companies’ group internal policies and regulations, including but not limited to the Company’s and NII’s Code of Conduct and Ethics and Anti-Corruption and FCPA Compliance Policy, which are hereby accepted as integral part of this Agreement.

12. DISPOSIÇÕES GERAIS	12. GENERAL PROVISIONS
12.1 Todos os valores constantes deste Contrato são brutos e estão sujeitos às deduções fiscais aplicáveis.	12.1 All the amounts mentioned in this Agreement are gross and are subject to applicable tax deductions.
12.2 As cláusulas deste Contrato são independentes entre si. Se alguma disposição deste Contrato estiver em desacordo ou se tornar obsoleta perante a Lei, as outras disposições continuarão válidas.	12.2 The clauses of this Agreement are severable. Should any provision of this Agreement not stand or become redundant under the laws, the other provisions shall remain in effect.
12.3 Este Contrato constitui o acordo integral entre as Partes e substitui todos os contratos anteriores, escritos ou verbais.	12.3 This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, whether in written or verbally.
12.4 O foro da cidade de São Paulo, Estado de São Paulo, terá jurisdição exclusiva para dirimir quaisquer controvérsias relativas ao Contrato.	12.4 The courts of the city of São Paulo, State of São Paulo, shall have exclusive jurisdiction to decide any controversies related to the Agreement.

12.5 Este Contrato foi negociado, redigido e assinado em inglês e português. A versão em português prevalecerá em caso de conflito com sua versão em inglês.	12.5 This Agreement has been negotiated, written and executed in Portuguese and English. The Portuguese version shall prevail in case of any inconsistence with its English translation.
As Partes firmam o presente Contrato em 2 (duas) vias de igual teor e forma, na presença das 2 (duas) testemunhas abaixo assinadas.	The Parties have executed this Agreement in two (2) counterparts of equal content and form before the (2) two witnesses specified below.
São Paulo, 25 de agosto de 2015.

_________________________________
NEXTEL TELECOMUNICAÇÕES LTDA.

_________________________________
FRANCISCO TOSTA VALIM FILHO

Testemunhas:

1.____________________
Nome:
RG:

2.____________________
Nome:
RG:

São Paulo, August 25, 2015.

_________________________________
NEXTEL TELECOMUNICAÇÕES LTDA.

_________________________________
FRANCISCO TOSTA VALIM FILHO

Witnesses:

1. ____________________
Name:
ID:

2. ____________________
Name:
ID: